Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

PLX Technology, Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 13, 2012, relating to the consolidated financial statements and schedule, and the effectiveness of internal control over financial reporting of PLX Technology, Inc., which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

August 8, 2012